Exhibit 99.1 1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Second Quarter Fiscal 2022 Financial Results

•	Net Sales $70.8 Million
•	Gross Margin 46.7%
•	GAAP EPS $0.32 / Non-GAAP EPS $0.58
•	Company Narrows Full Year Fiscal 2022 Guidance
•	Company Announces $15 Million Share Repurchase Program

COLUMBIA, Mo., December 9, 2021 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the second quarter fiscal 2022 ended October 31, 2021.

Second Quarter Fiscal 2022 Financial Highlights

•

Net sales were $70.8 million for the second quarter of fiscal 2022, compared with net sales of $79.1 million for the second quarter of fiscal 2021, reflecting a decrease in traditional channel net sales, offset by increased e-commerce channel net sales. On a two-year basis, net sales grew 48.2% compared with the second quarter of fiscal 2020, reflecting growth in the traditional sales channel of 9.8%, and growth in the e-commerce channel of 228.9%.

•	Gross margin of 46.7% was a decrease of 20 basis points from the comparable quarter last year.
•	Net income was $4.6 million, or $0.32 per diluted share, compared with net income of $7.3 million, or $0.52 per diluted share, for the comparable quarter last year.

•

Non-GAAP net income was $8.3 million, or $0.58 per diluted share, compared with non-GAAP net income of $11.0 million, or $0.77 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, transition costs, COVID-19 expenses, technology implementation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•	Adjusted EBITDAS was $11.7 million, or 16.5% of net sales, compared with $15.8 million, or 19.9% of net sales, for the comparable quarter last year.

Brian Murphy, President and Chief Executive Officer, said, “During our second fiscal quarter, our e-commerce net sales grew nearly 5% year over year, and over 228% on a two-year basis, including a meaningful increase in our direct-to-consumer business.  While our total net sales declined in the quarter, we believe this primarily reflects the timing of orders from our traditional channel customers.  In our second quarter last year, certain customers increased their orders to address depleted inventories following COVID-related closures.  This year, many of our largest customers indicated that

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

they accelerated their orders into our first quarter to mitigate supply chain concerns.  As a result, we view our six-month performance as a more meaningful comparison.  In the first half of fiscal 2022, we delivered net sales growth of 1.5% versus the year ago period, and net sales growth of over 62% versus the first half of fiscal 2020, reflecting our dedication to building authentic, lifestyle brands that help consumers make the most out of the moments that matter.  We believe our ability to successfully navigate supply chain challenges, provide our retail customers with brands that resonate with their customers, and lead with innovation, continues to position us to achieve our fiscal 2022 and longer-term strategic objectives.”

“Our Dock & Unlock™ process continues to fuel innovation, drive future growth, and support our objective to deliver compound annual organic growth of 8% to 10% over the next four to five years.  During the second quarter, we benefited from a strong consumer preference for a number of brands across our portfolio, most notably the hunting-related brands in our Harvester brand lane, in anticipation of the fall hunting season.  This includes MEAT!, our organically developed, direct-to-consumer, brand of meat processing equipment, which delivered growth of over 125%.   Additionally, BUBBA, our fishing lifestyle brand known for its high-quality angling equipment and apparel, entered an entirely new product category by launching its latest product line, the Kitchen Series, a collection of high-end chef knives designed to complement the Water to Plate™ lifestyle.  Our Dock & Unlock™ strategy delivers results, and in the second quarter, new products comprised over 25% of our net sales.   With a robust new product pipeline in place, a portfolio of authentic outdoor brands in hand, and an energized outdoor consumer, we are excited about the future, and look forward to sharing our progress as we take our brands from Niche to Known™.”

Andrew Fulmer, Chief Financial Officer, said, “During the quarter, our operations teams’ strong capabilities helped ensure that supply chain issues did not impact our ability to fulfill orders.  Additionally, they continued to successfully position us for upcoming product launches in fiscal 22, as well as the fall hunting and holiday shopping seasons that occur in our third fiscal quarter, by strategically building up our internal inventory.  We continued to invest in our technology during the quarter, allowing us to achieve a significant milestone in November with our successful migration to an independent IT infrastructure.  We remain solidly on track to implement our fully independent ERP platform by August 2022.

“We believe the strength of our balance sheet provides us with multiple options to effectively deploy our capital to help drive growth.  Our cash balance, combined with the capacity on our line of credit, provided us with almost $100 million of available capital at the end of the second quarter.  Looking ahead, we expect our normal, seasonal cash build to occur in the second half of the year, further strengthening our balance sheet.  We believe that our solid financial position enables us to execute on our capital allocation priorities, including investing in organic growth and potential acquisitions, as well as opportunistically returning capital to our shareholders.  As a result, today we announced that our Board has authorized a share repurchase program of up to $15 million through December 2023.”

“As we exited the second quarter, we were pleased to receive data from our retail partners indicating that POS trends for our products remain strong. Based on our first half results, combined with what we believe is the consumer’s preference for our strong portfolio of brands, and our current visibility into the second half of the year, we are narrowing our guidance range for fiscal year 2022, which represents net sales growth of 2% over fiscal year 2021, and net sales growth of 69% over fiscal 2020.”

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

Outlook

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
NET SALES, EARNINGS PER SHARE, and ADJUSTED EBITDAS GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION (Unaudited)

	Range for the Year Ending April 30, 2022
Net sales (in thousands)	$280,000	$285,000

GAAP income per share - diluted	$1.00	$1.19
Amortization of acquired intangible assets	0.96	0.96
Stock compensation	0.21	0.21
Technology implementation	0.19	0.19
Tax effect of non-GAAP adjustments	(0.34)	(0.34)
Non-GAAP income per share - diluted	$2.02	$2.21
Non-GAAP Adjusted EBITDAS (in thousands)	$42,000	$45,500

The Company is not providing a quantitative reconciliation of non-GAAP Adjusted EBITDAS guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the Company does not provide a reconciliation of forward-looking non-GAAP Adjusted EBITDAS to GAAP net income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected GAAP net income may vary significantly based on actual events, including variations in acquired intangible asset amortization and stock compensation expense, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by projected non-GAAP Adjusted EBITDAS.

Conference Call and Webcast

The Company will host a conference call and webcast today, December 9, 2021, to discuss its second quarter fiscal 2022 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 570-1129 and reference conference identification number 3997604.  No RSVP is necessary.  The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “non-GAAP income per share diluted,” “Adjusted EBITDAS,” and “free cash flow” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. A reconciliation of projected non-GAAP income per share diluted and free cash flow are contained under the “Outlook” section of this press release. From time-to-time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends.  The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) transition costs, (iv) COVID-19 expenses, (v) technology implementation, (vi) the tax effect of non-GAAP adjustments, (vii) interest expense, (viii) income tax expense, (ix) depreciation and

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

amortization, and (x) related party interest income; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures.  The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.  The company produces innovative, top quality products under its brands Caldwell®; Wheeler®; Tipton®; Frankford Arsenal®; Hooyman®; BOG®; MEAT!; Uncle Henry®; Old Timer®; Imperial®; Crimson Trace®; LaserLyte®; Lockdown®; ust®; BUBBA®; and Schrade®.  For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that the decline in net sales during the second fiscal quarter primarily reflects the timing of orders from our traditional channel customers; our belief that last year, certain customers increased their orders in our second quarter to address depleted inventories following COVID-related closures; our dedication to building authentic, lifestyle brands that help consumers make the most out of the moments that matter; our belief that our ability to successfully navigate supply chain challenges, provide our retail customers with brands that resonate with their customers, and lead with innovation, continues to position us to achieve our fiscal 2022 and longer-term strategic objectives; our belief that our Dock & Unlock™ process continues to fuel innovation, drive future growth, and support our objective to deliver compound annual organic growth of 8% to 10% over the next four to five years; our belief that there is a strong consumer preference for a number of brands across our portfolio; our belief that our Dock & Unlock™ strategy delivers results; our belief that we have a robust new product pipeline in place, a portfolio of authentic outdoor brands in hand, and an energized outdoor consumer; our belief that our IT migration was a successful transition to an independent IT infrastructure and that we remain solidly on track to implement our fully independent ERP platform by August 2022; our belief that the strength of our balance sheet provides us with multiple options to effectively deploy our capital to help drive growth; our expectation that our normal, seasonal cash build will occur in the second half of the year and further strengthen our balance sheet; our belief that that our solid financial position enables us to execute on our capital allocation priorities, including investing in organic growth and potential acquisitions, as well as opportunistically returning capital to our shareholders; and our narrowing of our guidance and our outlook for fiscal 2022. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2021.

Forward-looking statements included in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release except as may be required by the federal securities laws.

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

	As of:
	October 31, 2021	April 30, 2021
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$32,603	$60,801
Accounts receivable, net of allowance for credit losses of $98 on October 31, 2021 and $119 on April 30, 2021	49,644	37,487
Inventories	104,973	74,296
Prepaid expenses and other current assets	11,191	7,098
Income tax receivable	121	149
Total current assets	198,532	179,831
Property, plant, and equipment, net	12,447	10,992
Intangible assets, net	46,978	53,643
Goodwill	64,315	64,315
Right-of-use assets	24,722	25,375
Deferred income taxes	7,086	6,683
Other assets	358	424
Total assets	$354,438	$341,263
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,081	$16,021
Accrued expenses	14,480	9,843
Accrued payroll and incentives	3,808	6,774
Lease liabilities, current	1,888	1,771
Accrued profit sharing	922	1,933
Total current liabilities	41,179	36,342
Lease liabilities, net of current portion	23,931	24,780
Other non-current liabilities	59	236
Total liabilities	65,169	61,358
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,182,730 shares issued and outstanding on October 31, 2021 and 14,059,440 shares issued and outstanding on April 30, 2021	14	14
Additional paid in capital	266,686	265,362
Retained earnings	22,569	14,529
Total equity	289,269	279,905
Total liabilities and equity	$354,438	$341,263

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2021	2020	2021	2020
Net sales	$70,760	$79,098	$131,528	$129,565
Cost of sales	37,723	42,025	69,508	68,762
Gross profit	33,037	37,073	62,020	60,803
Operating expenses:
Research and development	1,457	1,932	2,977	3,162
Selling, marketing, and distribution	15,664	15,679	28,864	26,305
General and administrative	10,615	9,898	20,654	19,308
Total operating expenses	27,736	27,509	52,495	48,775
Operating income	5,301	9,564	9,525	12,028
Other income/(expense), net:
Other income, net	619	127	747	211
Interest (expense)/income, net	(53)	56	(99)	392
Total other income, net	566	183	648	603
Income from operations before income taxes	5,867	9,747	10,173	12,631
Income tax expense	1,284	2,408	2,133	3,503
Net income/comprehensive income	$4,583	$7,339	$8,040	$9,128
Net income per share:
Basic	$0.32	$0.52	$0.57	$0.65
Diluted	$0.32	$0.52	$0.56	$0.65
Weighted average number of common shares outstanding:
Basic	14,135	13,981	14,109	13,978
Diluted	14,348	14,155	14,369	14,125

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended October 31,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income	$8,040	$9,128
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	8,386	10,459
Loss on sale/disposition of assets	127	—
Provision for credit losses on accounts receivable	38	174
Deferred income taxes	(403)	(780)
Stock-based compensation expense	1,416	1,196
Changes in operating assets and liabilities:
Accounts receivable	(12,195)	(21,955)
Inventories	(30,677)	(13,576)
Accounts payable	3,632	11,716
Accrued liabilities	660	8,197
Other	(4,298)	(103)
Net cash (used in)/provided by operating activities	(25,274)	4,456
Cash flows from investing activities:
Payments to acquire patents and software	(292)	(378)
Payments to acquire property and equipment	(2,540)	(1,728)
Net cash used in investing activities	(2,832)	(2,106)
Cash flows from financing activities:
Net transfers from former Parent	—	31,706
Cash paid for debt issuance costs	—	(410)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	413	—
Payment of employee withholding tax related to restricted stock units	(505)	—
Net cash (used in)/provided by financing activities	(92)	31,296
Net (decrease)/increase in cash and cash equivalents	(28,198)	33,646
Cash and cash equivalents, beginning of period	60,801	234
Cash and cash equivalents, end of period	$32,603	$33,880
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$76	$28
Income taxes	$2,500	$1

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2021	2020	2021		2020
GAAP gross profit	$33,037	$37,073	$62,020		$60,803
Transition costs	—	—	—		127
Non-GAAP gross profit	$33,037	$37,073	$62,020		$60,930

GAAP operating expenses	$27,736	$27,509	$52,495		$48,775
Amortization of acquired intangible assets	(3,428)	(4,011)	(6,856)		(8,023)
Stock compensation	(664)	(899)	(1,416)		(1,196)
Transition costs	—	(13)	—		(137)
Technology implementation	(887)	—	(1,159)		—
COVID-19 expenses	—	—	—		(223)
Other	(18)	(125)	(18)		(125)
Non-GAAP operating expenses	$22,739	$22,461	$43,046		$39,071

GAAP operating income	$5,301	$9,564	$9,525		$12,028
Amortization of acquired intangible assets	3,428	4,011	6,856		8,023
Stock compensation	664	899	1,416		1,196
Transition costs	—	13	—		264
Technology implementation	887	—	1,159		—
COVID-19 expenses	—	—	—		223
Other	18	125	18		125
Non-GAAP operating income	$10,298	$14,612	$18,974		$21,859

GAAP net income	$4,583	$7,339	$8,040		$9,128
Amortization of acquired intangible assets	3,428	4,011	6,856		8,023
Stock compensation	664	899	1,416		1,196
Transition costs	—	13	—		264
Technology implementation	887	—	1,159		—
COVID-19 expenses	—	—	—		223
Related party interest income	—	(88)	—		(424)
Other	18	125	18		125
Tax effect of non-GAAP adjustments	(1,249)	(1,338)	(2,362)		(2,540)
Non-GAAP net income	$8,331	$10,961	$15,127		$15,995

GAAP net income per share - diluted	$0.32	$0.52	$0.56		$0.65
Amortization of acquired intangible assets	0.24	0.28	0.48		0.57
Stock compensation	0.05	0.06	0.10		0.08
Transition costs	—	—	—		0.02
Technology implementation	0.06	—	0.08		—
COVID-19 expenses	—	—	—		0.02
Related party interest income	—	(0.01)	—		(0.03)
Other	—	0.01	—		0.01
Tax effect of non-GAAP adjustments	(0.09)	(0.09)	(0.16)		(0.18)
Non-GAAP net income per share - diluted	$0.58	$0.77	$1.05	(a)	$1.13	(a)
(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2021	2020	2021	2020
GAAP net income	$4,583	$7,339	$8,040	$9,128
Interest expense	53	—	99	—
Income tax expense	1,284	2,408	2,133	3,503
Depreciation and amortization	4,207	5,068	8,386	10,459
Related party interest income	—	(88)	—	(424)
Stock compensation	664	899	1,416	1,196
Transition costs	—	13	—	264
Technology implementation	887	—	1,159	—
COVID-19 costs	—	—	—	223
Other	18	125	18	125
Non-GAAP Adjusted EBITDAS	$11,696	$15,764	$21,251	$24,474